Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-85146 of CECO Environmental Corp. on Form S-3 of our report dated March 25, 2004, appearing in this Annual Report on Form 10-K of CECO Environmental for the year ended
December 31, 2003.

/s/ Deloitte & Touche
Deloitte & Touche

Cincinnati, Ohio

March 25, 2004